                                                                      EXHIBIT 10
                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This First Amendment to the Employment Agreement is made and effective this 6th day of February, 1997 (the "First Amendment"), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 12000 Baltimore Avenue, Beltsville, Maryland 20705 (hereinafter referred to as the "Company"), and A. L. GIANNOPOULOS, whose address is 6125 Wooded Run Drive, Columbia, Maryland 21044 (hereinafter referred to as the "Executive").

         WHEREAS, the Executive and MICROS entered into an Employment Agreement dated June 1, 1995 (the "Agreement"); and

         WHEREAS, the parties hereto would like to amend the Agreement pursuant to this First Amendment in an effort both: (i) to reflect the rapid growth experienced by the Company, and the current status of the Company and the Executive relative to other similarly positioned entities; and (ii) to reward the Executive for achieving financial objectives for the first two quarters of the Company's 1997 fiscal year.

         NOW, THEREFORE, MICROS and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1. Section 4 of the Agreement is amended by deleting the salary chart therein in its entirety and inserting the following in lieu thereof:


 Period                                             Salary
 ------                                             ------
 Commencement Date through June 30, 1995            $32,170
 July 1, 1995 through June 30, 1996                 $203,000
 July 1, 1996 through June 30, 1997                 $250,000*
 July 1, 1997 through June 30, 1998                 $262,500
 July 1, 1998 through June 30, 1999                 $275,000
 July 1, 1999 through December 31, 1999             $143,750

*Upon execution of this First Amendment, the Executive shall immediately receive a payment in the amount equal to the difference between the salary received by the Executive in the Company's 1997 fiscal year to date, and the amount the Executive would have received to date if the increased level had been in effect as of the first day of the Company's 1997 fiscal year.

2. Section 5 of the Agreement is amended by deleting the target bonus chart therein in its entirety and inserting the following in lieu thereof:


 Fiscal Year Ending                                 Target Bonus
 ------------------                                 ------------
 June 30, 1995                                      $110,000
 June 30, 1996                                      $120,000
 June 30, 1997                                      $150,000
 June 30, 1998                                      $163,500
 June 30, 1999                                      $177,000
 June 30, 2000                                      $95,250

3. All other provisions of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the dates indicated below, the effective date of this First Amendment being the 6th day of February, 1997.


                      COMPANY:





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
 ATTEST:                             MICROS SYSTEMS, INC.


                                     By: /s/ Louis M. Brown, Jr.                      (SEAL)
 ------------------                  -------------------------------
                                             Louis M. Brown, Jr.
                                             Chairman
 [Corporate Seal]
                                     EXECUTIVE:
 WITNESS:

                                     /s/ A. L. GIANNOPOULOS                           (SEAL)
 ------------------                  -------------------------------
                                     A. L. GIANNOPOULOS





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